SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 3, 2002


                          PRIMESOURCE HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

 MASSACHUSETTS                             1-14961          04-2741310
(State of Other Jurisdiction       (Commission File             (I.R.S. Employer
 of Incorporation)                      Number)              Identification No.)



                 3700 E. Columbia Street, Tucson, Arizona 85714
               (Address of Principal Executive Offices) (Zip Code)

                                 (520) 512-1100
               Registrant's Telephone Number, including area code

Item 5.  Other Events.

          PrimeSource Healthcare, Inc. (the "Company") and PrimeSource Surgical, Inc., a wholly-owned subsidiary of the Company ("PrimeSource Surgical"), received a Notice of Demand, dated July 3, 2002 (the "Notice"), from Citizens Bank of Massachusetts ("Citizens") demanding payment, on or before July 31, 2002, of the obligations under their credit agreement, involving a term loan and a revolving line of credit. The Company's management has had numerous discussions with potential equity investors and lenders concerning restructuring and/or refinancing PrimeSource Surgical's credit facilities. The Company continues to discuss its options with potential equity investors and lenders, including Citizens. As of the date of this Report, the Company has not finalized a commitment for equity or debt financing which would allow it to pay the outstanding balance under the Term Loan or otherwise restructure or refinance PrimeSource Surgical's credit facilities. If the Company is unable to raise equity or debt financing sufficient to pay the outstanding balance under the Term Loan or restructure and/or refinance PrimeSource Surgical's credit facilities on or before July 31, 2002, it will not have sufficient funds to continue operations.


     The Notice is attached hereto as Exhibit 99.1 and is hereby incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

     99.1 Notice of Demand, dated July 3, 2002, to PrimeSource Surgical, Inc. and PrimeSource Healthcare, Inc. from Citizens Bank of Massachusetts.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRIMESOURCE HEALTHCARE, INC.



                                            By:   /s/  Bradford C. Walker
                                                  ------------------------------
                                            Name: Bradford C. Walker
                                            Title:   Chief Restructuring Officer



DATED:  July 5, 2002

                          PRIMESOURCE HEALTHCARE, INC.

                            Exhibit Index to Form 8-K


Exhibit No.

99.1 Notice of Demand, dated July 3, 2002, to PrimeSource Surgical, Inc. and PrimeSource Healthcare, Inc. from Citizens Bank of Massachusetts.